Exhibit 99.1

Greenland Mines Secures Additional 180-Day Period for Nasdaq Bid Price Compliance

Extension reflects Company’s continued compliance with all other applicable Nasdaq listing requirements

Charlotte, North Carolina, March 23, 2026 – Greenland Mines Ltd (Nasdaq: GRML) (“Greenland Mines” or the “Company”) today announced that it has received formal notification from The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company an additional 180-day period, through September 14, 2026, to regain compliance with Nasdaq’s minimum bid price requirement.

The extension reflects Nasdaq’s determination that the Company meets all other applicable listing requirements, including those related to market value of publicly held shares and other continued listing standards.

As previously disclosed, the Company must achieve a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the compliance period to regain compliance with Nasdaq’s requirements.

Greenland Mines remains committed to maintaining its Nasdaq listing and advancing the development of its strategic mineral resources and cell and gene therapy assets.

About Greenland Mines Ltd

Greenland Mines Ltd is a Nasdaq-listed company with two operating divisions: (1) Natural Resources, focused on the exploration and development of the Skaergaard Project in Southeast Greenland, one of the largest undeveloped palladium, gold, and platinum deposits in the world; and 2) Cell and Gene Therapy, including Klotho’s KLTO-202 primary indication for ALS. The Company holds, through its recent acquisition of Greenland Mines Corp., an 80% interest in, and option to acquire the remaining 20% of, the Skaergaard Project, which hosts a 2022 NI 43-101 Indicated and Inferred Mineral Resource of 25.4 Moz PdEq and 23.5 Moz AuEq with a gross undiscounted in-situ resource value of approximately $68 billion based on February 2026 metal prices. The Company is led by an experienced team of mining, geological, biotech, and capital markets professionals.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Without limiting the generality of the foregoing, the forward-looking statements in this press release include descriptions of the Company’s future commercial operations. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, such as the Company’s inability to implement its business plans, identify and realize additional opportunities, or meet or exceed its financial projections and changes in the regulatory or competitive environment in which the Company operates. You should carefully consider the foregoing factors and the other risks and uncertainties described in the documents filed or to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) from time to time, which could cause actual events and results to differ materially from those contained in the forward-looking statements. All information provided herein is as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required under applicable law.

The Mineral Resource Estimates referenced in this press release were prepared in accordance with NI 43-101 by SLR Consulting as disclosed in the technical report dated November 22, 2022. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. The gross undiscounted in-situ metal values expressed herein are illustrative calculations using February 2026 metal prices and do not account for mining recoveries, metallurgical losses, capital costs, operating costs, royalties, taxes, permitting requirements, or any other technical or economic factors. These values are not indicative of future revenue, project economics or net present value. No preliminary economic assessment, pre-feasibility study, or feasibility study has been completed on the Skaergaard Project, and there is no certainty that the Mineral Resources disclosed will be converted to Mineral Reserves or that an economically viable mining operation can be established.

Investor Contact and Corporate Communications:
ir@greenlandmines.com

Website: www.greenlandmines.com